MINERAL CLAIM PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made as of June 10, 2015

BETWEEN:	Antoine Fournier, a resident of Quebec, Canada, (the “Vendor”)
AND	TANARIS POWER HOLDINGS, INC., a Nevada company, (the “Purchaser”).

WHEREAS:

A.

The Vendor is the legal and beneficial owner of 8 Lithium Properties located in Quebec, Canada, the particulars of which are set out in “Schedule A” hereto (the “Mineral Claims”).

B.

The Vendor wishes to sell and the Purchaser wishes to purchase an undivided 100% interest in the Mineral Claims (the “Interest”), on the terms and conditions contained herein.

WHEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Definitions; Interpretation

1.1

Definitions

.  In this Agreement, unless the context otherwise requires:

(a)

“Agreement” means this agreement, including the recitals and the Schedules, all as amended, supplemented or restated from time to time.

(b)

“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the State of Nevada.

(c)

“Closing Date” means the date of execution of this Agreement.

(d)

“Encumbrances” means security interests, liens, royalties, charges, mortgages, pledges and encumbrances of any nature or kind whatsoever, whether written or oral, or direct or indirect.

(e)

“Government or Regulatory Authority” means any federal, provincial, regional, municipal or other government, governmental department, regulatory authority, commission, board, bureau, agency or instrumentality and that have lawful authority to regulate or administer or govern an business or property or affairs of any person, and for the purposes of this Agreement also includes any corporation or other entity owned or controlled by any of the foregoing and any stock exchange on which shares of a party are listed for trading.

(f)

“Interest” means an undivided 100% interest of the Vendor in the Mineral Claims.

(g)

“Mineral Claims” means all of the claims described on “Schedule A” and, when the context so implies, the lands and premises subject thereto.

442634091

(h)

“Net Smelter Return” means the gross proceeds received by the Purchaser in any year from the sale of products from the mining operation on the Mineral Claims, less successively:  (i) the cost of transportation of such products to a smelter or other place of treatment, and (ii) smelter and treatment charges.

(i)

“NSR” means a royalty of 5% of the Net Smelter Return.

(j)

“Permitted Encumbrances” means:

(i)

easements, rights of way, servitudes or other similar rights in land including, without limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electrical light, power, telephone, telegraph or cable television conduits, poles, wires and cables;

(ii)

the right reserved to or vested in any government or other public authority by the terms of any or by any statutory provision, to terminate, revoke or forfeit any of the lease or mining claims or to require annual or other periodic payments as a condition of the continuance thereof;

(iii)

rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate in any manner, and all applicable laws, rules and orders of any governmental authority; and

(iv)

the reservations, limitations, provisos and conditions in any original grants from the Crown or interests therein and statutory exceptions to title.

1.2

Headings

.  The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and includes any variation or amendment hereto from time to time and any agreement supplemental hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Agreement.

1.3

Legislation

.  Any reference to a provision in any legislation is a reference to that provision as now enacted, and as amended, re-enacted or replaced from time to time, and in the event of such amendment, re-enactment or replacement any reference to that provision shall be read as referring to such amended, re-enacted or replaced provision.

1.4

Extended Meanings

.  In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.  All references to mineral claims shall include map designated units.

1.5

Currency

.  All references to currency herein are to the United States Dollar, unless otherwise specified.

442634091

2.

Representations and Warranties

2.1

Representations and Warranties of the Vendor

.  The Vendor represents and warrants to the Purchaser that:

(a)

it has good and sufficient authority to enter into and deliver this Agreement and to transfer its legal and beneficial Interest in the Mineral Claims to the Purchaser, in accordance with this Agreement;

(b)

there is no contract, option or any other right of another binding upon the Vendor to option, sell, transfer, assign, pledge, charge, mortgage, explore or in any other way option, dispose of or encumber all or part of the Mineral Claims or any portion thereof or interest therein;

(c)

the execution, delivery and performance of this Agreement by the Vendor, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the articles, by-laws or other constating documents of the Vendor; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which the Vendor’s business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound;

(d)

it is the beneficial owner of 100% of the right, title and interest in and to the Mineral Claims, free and clear of all Encumbrances except for the Permitted Encumbrances;

(e)

the Mineral Claims are properly and accurately described in “Schedule A” hereto and are all in good standing under the laws of the jurisdiction in which the Mineral Claims are located up to and including at least the expiry dates set forth in “Schedule A”;

(f)

to the best of its knowledge, the Vendor is in compliance in all material respects with all Environmental Laws (as defined below) in regards to the Mineral Claims, and there are, to the best of its knowledge, no facts which could give rise to a notice of non-compliance with any Environmental Laws.  The term “Environmental Laws” means all applicable laws, rules, regulations, orders, policies, guidelines, notices, approvals and permits relating to environmental or occupational health and safety matters, in effect as at the date hereof, including, without limitation, those pertaining to reporting, licensing, permitting, investigation, remediation and clean-up in connection with any release or threat of release of a Contaminant or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling and the like of a Contaminant.  The term “Contaminant” means any substance or material that is prohibited, controlled or regulated by any governmental authority, including without limitation, any contaminants, pollutants, petroleum, its derivatives, by-products or other hydrocarbons, dangerous substances or goods, asbestos,

442634091

toxic or hazardous substances or materials, controlled products, wastes involving hazardous wastes and any other materials that are by their nature hazardous, either in fact or as defined in or pursuant to any Environmental Laws;

(g)

to the best of its knowledge, there are no existing claims, demands, damages, expenses, suits, proceedings, actions, negotiations, or causes of action of any nature whatsoever, whether threatened or pending, arising out of the presence on the Mineral Claims of any Contaminant, or out of any past or present activity conducted on any such property, involving any Contaminant or any violation of any Environmental Law;

(h)

it is not a non-resident for the purposes of Section 116 of the Income Tax Act (Canada);

(i)

it is in compliance with all applicable laws, statutes, bylaws, decrees, rulings, orders, judgments and regulations of each jurisdiction in which the Mineral Claims are located or in which it conducts its business; and

(j)

this Agreement has been duly authorized, executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

2.2

Representations and Warranties of the Purchaser

.  The Purchaser represents and warrants to the Vendor that:

(a)

it is a corporation duly incorporated, organized and subsisting under the laws of the state of Nevada with the corporate power to own its assets and to carry on its business in the state of Nevada;

(b)

the execution, delivery and performance of this Agreement by the Purchaser, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the articles, by-laws or other constating documents of the Purchaser; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which the Purchaser’s business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound;

(c)

it is in compliance with all applicable laws, statutes, bylaws, decrees, rulings, orders, judgments and regulations of each jurisdiction in which it conducts its business; and

(d)

this Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be

442634091

limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

2.3

Reliance and Survival

.  The representations, warranties and acknowledgments set out in this section 2 have been relied on by the parties in entering into this Agreement.  All representations and warranties made herein will survive the delivery of this Agreement to the parties and the completion of the transactions contemplated hereby and notwithstanding such completion, will continue in full force and effect for the benefit of the parties to whom they are provided, as the case may be, indefinitely.

3.

Purchase and Sale

3.1

Purchase and Sale

.  Based on the representations and warranties contained in this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendor, on the Closing Date, the Interest in the Mineral Claims, as of and from the Closing Date, free and clear of all Encumbrances other than Permitted Encumbrances, in accordance with and subject to the terms and conditions set forth in this Agreement.

3.2

Purchase Price

.  The Purchase Price for the Interest in the Mineral Claims shall be in a combination of cash and shares of Purchaser’s restricted common shares, which shall be payable as follows:

(a)

Purchaser will pay to the Vendor a cash payment of Seven Thousand Five Hundred Dollars ($7,500) within Five (5) days from the date of execution of this Agreement (“Cash Payment”); and,

(b)

Purchaser will issue restricted common shares to the Vendors as follows (collectively the issuances of common shares, as set forth below, will be refereed to hereinafter as the “Stock Issuances”):

(i)

Cash payment of Ten Thousand Dollars and 250,000 common shares within sixty (60) days from the date of execution of this Agreement;

(ii)

250,000 common shares on that day which is 6 months from the date of execution of this Agreement;

(iii)

250,000 common shares on that day which is 12 months from the date of execution of this Agreement:

(iv)

250,000 common shares on that day which is 24 months from the date of execution of this Agreement; and,

(v)

1,000,000 common shares on that day which is 36 months from the date of execution of this Agreement;

442634091

3.3

Net Smelters Return

.  The Vendors will maintain a 5% Net Smelter Returns Royalty (“NSR”) on the Mineral Claims, of which 1% can be purchased by Purchaser at any time for an additional cash payment of Five Hundred Thousand Dollars ($500,000).  Purchaser shall calculate and pay the NRS in accordance with “Schedule B” attached hereto.

4.

Closing

4.1

Closing

.  The closing shall take place on the Closing Date.

4.2

Obligations of Purchaser

.  As set forth herein, the Purchaser shall deliver the following to the Vendor:  payment of all of monies payable by the Purchaser pursuant to Section 3.2(a) and the Stock Issuances within the proscribed time pursuant to Section 3.2(b).

4.3

Obligations of the Vendor

.  Following the Closing Date, the Vendor will, when requested to do so, deliver the to the Purchaser’s counsel an executed transfer of the Mineral Claims into the name of the Purchaser registrable with the applicable government agencies, such that the Purchaser, upon the registration of the transfer, will become the sole recorded, legal and beneficial owner of the Interest in the Mineral Claims, subject to the Permitted Encumbrances.  Until such time as the transfer is registered, the Vendor will hold the Interest in the Mineral Claims and all benefits derived therefrom in trust for the Purchaser.

5.

Closing Conditions

5.1

Conditions of the Purchaser

.  The obligation of the Purchaser to complete the purchase contemplated by this Agreement is subject to the fulfillment of the following conditions:

(a)

The representations and warranties of the Vendor contained in this Agreement being true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date (unless otherwise agreed or consented to in writing by the Purchaser); and

(b)

All of the covenants and obligations of the Vendor to be performed or observed on or before the Closing Date pursuant to this Agreement having been duly performed or observed (unless otherwise agreed or consented to in writing by the Purchaser);

The foregoing conditions are for the benefit of the Purchaser only and accordingly the Purchaser will be entitled to waive compliance with any such conditions if it sees fit to do so, without prejudice to its rights and remedies at law and in equity and also without prejudice to any of its rights of termination in the event of non-performance of any other conditions in whole or in part.

5.2

Conditions of the Vendor

.  The obligation of the Vendor to complete the sale contemplated by this Agreement is subject to the fulfillment of each of the following conditions:

(a)

The representations and warranties of the Purchaser contained in this Agreement being true and correct on and as of the Closing Date with the same effect as

442634091

though such representations and warranties had been made as of the Closing Date; (unless otherwise agreed or consented to in writing by the Vendor); and

(b)

All of the covenants and obligations of the Purchaser to be performed or observed on or before the Closing Date pursuant to this Agreement having been duly performed or observed (unless otherwise agreed or consented to in writing by the Vendor);

The foregoing conditions are for the benefit of the Vendor only and accordingly the Vendor will be entitled to waive compliance with any such conditions if it sees fit to do so, without prejudice to its rights and remedies at law and in equity and also without prejudice to any of its rights of termination in the event of non-performance of any other conditions in whole or in part.

6.

Notices and Payments

6.1

Notice

.  Any demand, notice or other communication (a “Communication”) to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery or facsimile addressed to the recipient at the addresses or facsimile numbers of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by any party to the other.  Any Communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, and if made or given by facsimile, on the day, other than a day which is not a Business Day, following the day it was sent.

6.2

Payments and Obligations

.  Payments hereunder shall be made addressed to the recipient at the addresses of the recipient parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by the recipient party in accordance with section 7.1.  If any payment or other obligation herein becomes due on a day that is not a Business Day, such payment or obligation shall be made or satisfied on the next succeeding Business Day.

7.

General Provisions

7.1

Entire Agreement

.  This Agreement, including the Schedule hereto, constitutes the entire agreement among the parties party pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein and therein.  Each party acknowledges that it shall have no right to rely on any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless it is in writing and executed by each of the parties.

7.2

Assignment of Agreement

.  Neither party may assign this Agreement without the prior written consent of the other party, which consent may be arbitrarily withheld, with the exception that the Purchaser may assign this Agreement to a wholly owned subsidiary without any such consent.

442634091

7.3

Legal and Other Fees and Expenses

.  Unless otherwise specifically provided herein, the parties will pay their respective legal, accounting and other professional fees and expenses incurred by each of them in connection with the negotiation and settlement of this Agreement, the completion of the transactions contemplated by this Agreement and other matters pertaining hereto.

7.4

Waiver

.  The failure of a party in any one or more instances to insist upon strict performance of any of the terms of this Agreement or to exercise any right or privilege arising under it shall not preclude it from requiring by reasonable notice that any other party duly perform its obligations or preclude it from exercising such a right or privilege under reasonable circumstances, nor shall waiver in any one instance of a breach be construed as an amendment of this Agreement or waiver of any later breach.

7.5

Enurement

.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.6

Further Assurances

.  The parties hereto shall from time to time at the request of any of the other parties hereto and without further consideration, execute and deliver all such other additional assignments, transfers, instruments, notices, releases and other documents and shall do all such other acts and things as may be necessary or desirable to assure more fully the consummation of the transactions contemplated hereby.

7.7

Time

.  Time shall be of the essence of this Agreement.

7.8

Amendment

.  This Agreement may be amended or varied only by agreement in writing signed by each of the parties.

7.9

Governing Law

.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.  Any action or proceeding concerning the construction, or interpretation of the terms of this Agreement or any claim or dispute between the parties shall be commenced and heard in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe, Reno, Nevada.

7.10

Counterparts

.  This Agreement may be executed by facsimile and in as many counterparts as are necessary.  All counterparts together shall constitute one agreement.

442634091

THE PARTIES, intending to be contractually bound, have entered into this Agreement as of the date set out on the first page.

VENDOR; Antoine Fournier /s/ Antoine Fournier By: Antoine Fournier
PURCHASER: TANARIS POWER HOLDINGS, INC. /s/ Luis Asdruval Gonzalez Rodrigues By: Luis Asdruval Gonzalez Rodrigues, CEO

442634091

SCHEDULE A

MINERAL CLAIMS*

Property	NTS map sheet	Row	Column	Range	Lot	Area (ha.)

Lac Gertrude	32J13	4	2			54.45
		4	3			54.45

Baillarrge-Ouest	32D08			3	2	42.83
				3	3	42.78

LaMotte VII-47	32D08	15	54			57.23
		16	53			57.22
		16	54			57.22

Gaitwin	32D08			9	61	42.92
				9	62	42.29
				10	57	36.93

Lac Masayaoui	32NO3	23	16			54.01
		23	17			54.01

Lac Marcaut	32N04	14	53			54.01
		14	54			54.01

Lac des Pointes	32K13	18	9			54.37
		19	9			54.36

Quebec Beryllium	32D08			1	19	55.25
				1	20	55.25
				1	21	55.25
				2	19	55.25
				2	20	55.25
				2	21	55.25
*The claims have been duly man designated and governmental acceptance is expected shortly

442634091

SCHEDULE B

NET SMELTERS ROYALTY

1.

Calculation of NRS.  For the purpose of this agreement NRS means 5% of the “net smelter returns” which is the gross revenue from the sale by Purchaser of all minerals derived from Mineral Claims and from the sale by Purchaser of concentrate, graphite, metal and other products derived from Mineral Claims after the deduction of the following:

A)

All smelting and refining costs, sampling, assaying and treatment charges and penalties including but not limited to metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser (including price participation charges by smelters and/or refiners);

B)

Costs of handling, transporting, securing and insuring such material from the property or from a concentrator, whether situated on or off the property to a smelter, refinery or other place of treatment, and in the case of gold or silver concentrates, security costs.

C)

Ad valorem taxes and taxes based upon sales or production, but not income taxes; and

D)

Marketing costs, including sales commissions, incurred in selling ore, concentrate and metal derived from the property.

2.

Right to Purchase.  Purchaser has the exclusive right and option at any time to buy back 1% of the NRS by paying Vendor cash consideration of $500,000.

3.

Payment of the Royalty.  Purchaser shall make payment of the NRS to Vendor within 45 days after the end of each calendar quarter in which Purchaser receives any proceeds from the sale of any mineral or other derived from the Mineral Claims.

4.

Records.  All record pertaining to the calculation of NRS may be inspected by Vendor once each calendar year during business hours upon providing Purchaser 72 hours prior written notice of its desire to inspect such records.  In the event that Purchaser has made an error in the royalty payments as determined by an independent party it shall reimburse Vendor with interest of 10% of the unpaid balance.

442634091